                                                             Exhibit 23.1

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



Vector Aeromotive Corporation
Jacksonville, Florida


        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated December 21, 1994 relating to the financial statements of Vector Aeromotive Corporation appearing in the Company's Annual Report on form 10K for the year ended September 30, 1994.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO Seidman, LLP
                                        --------------------
                                        BDO Seidman, LLP

Orlando, Florida
December 12, 1995